               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ackerley Communications, Inc. Employees Stock Option Plan of our report dated March 4, 1994 with respect to the consolidated financial statements and schedules of Ackerley Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



Seattle, Washington                          /s/ Ernst & Young LLP
December 19, 1994                            -----------------------
                                                 Ernst & Young LLP







                                                          EXHIBIT 23.2